
SUPERIOR
DRILLING PRODUCTS

Fourth Quarter and Full Year 2017 Financial Results Conference Call

March 8, 2018

NYSE American: SDPI

Safe Harbor Statement

These slides and the accompanying oral presentation contain "forward-looking statements" within the meaning of the safe harbor provisions, 15 U.S.C. § 78u-5, of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included in these slides and the accompanying oral presentation, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project", "forecast," "should" or "plan, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Certain statements in these slides and the accompanying oral presentation may constitute forward-looking statements, including statements regarding the volatility of oil and natural gas prices; the cyclical nature of the oil and gas industry; availability of financing, flexibility in restructuring existing debt and access to capital markets; consolidation within our customers' industries; competitive products and pricing pressures; our reliance on significant customers, specifically, Baker Hughes; our limited operating history; fluctuations in our operating results; our dependence on key personnel; costs of raw materials; our dependence on third party suppliers; unforeseen risks in our manufacturing processes; the need for skilled workers; our ability to successfully manage our growth strategy; unanticipated risks associated with and our ability to integrate, acquisitions; current and potential governmental regulatory actions in the United States and regulatory actions and political unrest in other countries; terrorist threats or acts, war and civil disturbances; our ability to protect our intellectual property; impact of environmental matters, including future environmental regulations; implementing and complying with safety policies; breaches of security in our information systems; related party transactions with our founders; and risks associated with our common stock . These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, worldwide economic activity; the level of exploration and production activity; interest rates and the cost of capital; environmental regulation; federal, state and foreign policies regarding exploration and development of oil and gas; the ability of OPEC to set and maintain production levels and pricing; governmental regulations regarding future oil and gas exploration and production; the cost of exploring and producing oil and gas; the cost of developing alternative energy sources; the availability, expiration date and price of leases; the discovery rate of new oil and gas reserves; the success of drilling for oil and gas in unconventional resource plays such as shale formations; technological advances; terrorist attacks and similar disruptive unlawful activities; weather conditions. These and other factors could adversely affect the outcome and financial effects of the Company's plans and described herein. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in these slides and the accompanying oral presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

This presentation will discuss some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.


SUPERIOR
DRILLING PRODUCTS

Troy Meier

Chairman and Chief Executive Officer

Q4 and 2017 Highlights

Compared with prior-year period unless otherwise noted

Strong revenue growth with exceptional operating leverage

- Revenue up 60% in Q4 2017; Full year revenue more than doubled
- 2017 operating income of $225,000, or $812,000, 5.2% of sales, without atypical bonus expense
  - Excluding atypical bonus expense, Q4 operating income was break even

Sharply higher recurring revenue on increased deployed fleet size

- Other related tool revenue increased over 3X in quarter and 7x in year to $3.9 million

Contract Services revenue improved better than rig count

- A leading customer extended agreement
- Negotiating new terms to broaden relationship and strengthen ties

DnR expansion into the Middle East

- Executed market development agreement with leading oil field services company to introduce DnR in Saudi Arabia, Kuwait, and Oman
- SDPI assets consist of an 18 tool test fleet currently being deployed over three countries; Increased number of tools from 16; Downhole in Kuwait, soon to be in Oman

Strider™ technology products gaining momentum

- Proving to be a significantly advanced tool over competition

SUPERIOR DRILLING PRODUCTS


SUPERIOR
DRILLING PRODUCTS

Financial Results

Christopher D. Cashion

Chief Financial Officer

Significant Revenue Growth

($ in millions)



$2.3
$3.4
$4.0
$4.4
$3.7
$1.8
$0.5
$2.3
$1.1
$2.5
$1.6
$3.2
$1.3
$2.7
$1.1
4Q 2016
1Q 2017
2Q 2017
3Q 2017
4Q 2017
Contract Services Revenue
Tool Revenue



$7.2
$15.6
$5.5
$1.7
$10.6
$5.0
2016
2017
Tool Revenue
Contract Services Revenue

Q4 2017 revenue grew 60% over Q4 2016, down sequentially on seasonality

2017 revenue more than doubled over 2016 to $15.6 million

- Tool revenue grew 93% to $10.6 million
- Contract services grew almost 3x to $5.0 million

Market share growth expanded at rate greater than rig count

Because of superior quality and services, we support Baker Hughes outside of our contracted areas

Numbers may not sum due to rounding

Strong Tool Revenue

Tool revenue stronger on larger deployed fleet

- Larger deployed fleet drove a 7x increase in royalty, maintenance and repair fees to $3.9 million
- Sequential decrease expected due to seasonality

Currently evaluating channel partner status regarding achievement of 12/31/17 goal.

- Required 12.5% market share (based on number of horizontal rigs drilling) by 12/31/17.

Tool Revenue by Category

($ in thousands)	4Q 2016	1Q 2017	2Q 2017	3Q 2017	4Q 2017	2016	2017
Tool sales / rental	$ 1,451	$ 1,636	$ 1,609	$ 2,012	$ 1,434	$ 4,928	$ 6,691
Other related revenue*	$ 342	$ 635	$ 877	$ 1,170	$ 1,224	$ 555	$ 3,906
Total Tool Revenue	**$ 1,794**	**$ 2,270**	**$ 2,486**	**$ 3,183**	**$ 2,658**	**$ 5,483**	**$ 10,597**

*Other related revenue is comprised of royalty, maintenance and repair fees

Strong Cost Discipline and Operating Leverage

Operating Expenses

($ in millions)


$3.7
$3.6
$3.6
$3.7
$4.4
$0.9
$0.9
$0.9
$0.9
$0.9
$1.6
$1.5
$1.2
$1.1
$1.9
$1.2
$1.2
$1.5
$1.7
$1.6
4Q 2016
1Q 2017
2Q 2017
3Q 2017
4Q 2017
Cost of Revenue
S G & A
D & A


$14.6
$15.4
$4.3
$3.7
$5.8
$5.7
$4.5
$6.0
2016
2017
Cost of Revenue
S G & A
D & A

Sequential SG&A increase due to:

- Engineering related to Strider™
- Middle East expansion
- $0.6 million bonus expense in lieu of stock

2018 SG&A expected to be approximately $6.5 million

Exceptional operating leverage reflected in costs as a percent of sales in 2017 compared with 2016:

- Cost of revenue: 38% vs. 63%
- SG&A: 37% vs. 81%

2017 D&A reduced with business model change

Achieved Positive Operating Income in 2017

Adjusted Operating Income

($ in millions)



$0.4
$0.7
($0.1)
($1.4)
($0.2)
($0.7)
($2.2)
4Q 2016
1Q 2017
2Q 2017
3Q 2017
4Q 2017



$0.8
$0.2
($7.4)
($8.2)
2016
2017

Positive operating income driven by volume

Adjusted 2017 operating income: $0.8 million, or 5.2% of sales

- Excludes $0.6 million bonus expense in lieu of stock

Q4 2017 adjusted operating income near breakeven despite seasonality

GAAP Operating Income Adjusted Operating Income

[1] Adjusted operating income is a non-GAAP financial measures. Please see supplemental slides for a reconciliation from GAAP operating income to non-GAAP operating income and other important disclosures regarding the use of non-GAAP financial measures.

Strong Business Model Driven by Technology

*Net Income (Loss) and Adjusted EBITDA**

($ in thousands)

Net Income (Loss)



$586.0
$307.0
($386.0)
($785.6)
($2,596.0)
4Q 2016
1Q 2017
2Q 2017
3Q 2017
4Q 2017
2016
2017
($279)
($9,129)

Adjusted EBITDA*



$1,775.0
$1,496.0
$910.0
$790.5
$49.2
27.0%
36.9%
39.9%
21.2%
4Q 2016
1Q 2017
2Q 2017
3Q 2017
4Q 2017
$4,972
31.9%
($1,549)
2016
2017

** Adjusted EBITDA and is a non-GAAP financial measures. Please see supplemental slides for a reconciliation between GAAP net income and non-GAAP adjusted EBITDA and other important disclaimers regarding Superior Drilling Products' use of adjusted EBITDA*

Strengthening Balance Sheet

($ in millions)

Cash and Equivalents


$1.3
$2.2
$2.4
12/31/2015
12/31/2016
12/31/2017

Total Debt


$20.2
$9.7
$10.5
$16.7
$7.9
$8.8
$12.8
$7.4
$5.4
12/31/2015
12/31/2016
12/31/2017
SDPI
Hard Rock

2017 operations generated $2.4 million in cash

- Operating leverage on higher volume

Total debt reduced $3.9 million, or 23%, in 2017

Remaining Hard Rock principal payments in 2018 of $1.0 million:

- Paid $0.5 million in November 2017 and January 2018

Expect to refinance or restructure $4.2 million mortgage

Quarterly debt service:

- $300 thousand per quarter (excludes Hard Rock principal payments)

SUPERIOR DRILLING PRODUCTS

2018 Guidance*

Revenue: Approximately $18 million to $22 million

Operating margin (GAAP): Approximately 5% to 10%

Interest expense: Approximately $750 thousand

Depreciation and Amortization: Slightly under $4.0 million

Capital Expenditures: Approximately $1.0 million

**2018 Guidance provided March 8, 2018*


SUPERIOR
DRILLING PRODUCTS

Overview and Outlook

Troy Meier

Chairman and Chief Executive Officer

Opportunities

- **Increasing market share with DnR**
- **Middle East expansion**
- **Broaden relationships with channel partners**
- **Strider™ oscillation system technology**
- **Investment in developing technology is key to success**





SUPERIOR
DRILLING PRODUCTS


SUPERIOR
DRILLING PRODUCTS

Supplemental Information

Adjusted Income from Operations Reconciliation

	Three Months Ended				
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Income (loss) from Operations	$ (2,213,084)	$ (246,660)	$ 421,406	$ 719,590	$ (669,817)
Add back:					
Atypical bonus expense	-	-	-	-	587,500
Impairment property, plant and equipment – held for sale	840,380	-	-	-	-
Non-GAAP adjusted income from operations[1]	$ (1,372,704)	$ (246,660)	$ 421,406	$ 719,590	$ (82,317)
GAAP Revenue	$ 2,332,659	$ 3,369,612	$ 4,049,497	$ 4,446,540	$ 3,730,010
Adjusted Operation Margin	*(58.8)%*	*(7.3)%*	*10.4%*	*16.2%*	*(2.2)%*

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable to the measures as used by other companies. Nevertheless, the Company believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's income from operations to the historical periods' income from operations

SUPERIOR DRILLING PRODUCTS

Adjusted Income from Operations Reconciliation

	Year Ended	
	December 31, 2016	December 31, 2017
Income (loss) from Operations	$ (8,245,996)	$ 224,523
Add back:		
Atypical bonus expense	-	587,500
Impairment property, plant and equipment – held for sale	840,380	-
Non-GAAP adjusted income from operations(1)	$ (7,405,616)	$ 812,023
GAAP Revenue	$ 7,153,063	$ 15,595,659
Adjusted Operation Margin	*(103.5)%*	*5.2%*

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable to the measures as used by other companies. Nevertheless, the Company believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's income from operations to the historical periods' income from operations

Adjusted EBITDA Reconciliation

	Three Months Ended				
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
GAAP net income (loss)	$ (2,614,174)	$ (385,985)	$ 306,807	$ 586,039	$ (785,567)
Add back:					
Depreciation and amortization	912,035	938,022	899,373	907,837	931,368
Impairment of assets	1,050,855	-	-	-	-
Interest expense, net	433,225	177,166	132,594	133,551	115,750
Share-based compensation	249,411	175,380	175,361	147,643	114,467
Non-cash compensation	-	-	-	-	414,497
(Gain) loss on sale of assets	17,841	5,828	(17,995)	-	-
Unrealized gain on warrant derivative	-	-	-	-	-
Income tax (benefit) expense	-	-	-	-	-
Non-GAAP adjusted EBITDA[1]	$ 49,193	$ 910,411	$ 1,496,140	$ 1,775,070	$ 790,515
GAAP Revenue	$ 2,332,659	$ 3,369,612	$ 4,049,497	$ 4,446,540	$ 3,730,010
Non-GAAP EBITDA Margin	*2.1%*	*27.0%*	*36.9%*	*39.9%*	*21.2%*

Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company's calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company's method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

SUPERIOR DRILLING PRODUCTS

Adjusted EBITDA Reconciliation

	Full Year Ended			
	December 31, 2017		December 31, 2016	
GAAP net loss	$	(278,705)	$	(9,128,849)
Add back:				
Depreciation and amortization		3,676,598		4,291,249
Interest expense, net		559,064		1,299,667
Share-based compensation		612,851		783,462
Non-cash compensation		414,497		-
Impairment of assets		-		1,413,028
(Gain) loss on sale of assets		(12,167)		(177,611)
Income tax benefit		-		(2,000)
Unrealized gain on warrant derivative		-		(28,301)
Non-GAAP adjusted EBITDA(1)	$	4,972,138	$	(1,549,355)
GAAP Revenue	$	15,595,659	$	7,153,063
Non-GAAP EBITDA Margin		*31.9%*		*NM*

Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company's calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company's method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

SUPERIOR DRILLING PRODUCTS